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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                         Three Months Ended
                                                              March 31,
                                                     --------------------------
                                                       2001              2000
                                                     -------            -------
                                                     (in thousands, except for
                                                            per share data)

Basic:
    Net income applicable to common
        stock                                        $ 3,604            $ 3,378
                                                     =======            =======
    Weighted average number of
        common shares outstanding                     15,895             15,625
                                                     =======            =======

    Basic net income per share                       $   .23            $   .22
                                                     =======            =======

Diluted:
    Net income applicable to common
        stock                                        $ 3,604            $ 3,378
                                                     =======            =======
    Weighted average number of
        common shares outstanding                     15,895             15,625
    Weighted average number of
        dilutive common stock equivalents                797                 80
                                                     -------            -------
    Weighted average number of
        common and common equivalent
        shares outstanding                            16,692             15,705
                                                     =======            =======

    Diluted net income per share                     $   .22            $   .22
                                                     =======            =======